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                                                                     EXHIBIT 3.1

                                    RESTATED


                          CERTIFICATE OF INCORPORATION


                                       OF


                            XM SATELLITE RADIO INC.

     XM Satellite Radio Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     1. The name of the Corporation is XM Satellite Radio Inc. The name under which the Corporation originally incorporated was American Mobile Radio Corporation, and the Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 15, 1992.

     2. This Restated Certificate of Incorporation was duly adopted by the Corporation's Board of Directors and stockholders in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware. The Restated Certificate of Incorporation restates, integrates and further amends the provisions of the Certificate of Incorporation of the Corporation.

     3. The text of the Certificate of Corporation as heretofore amended is hereby further amended and restated in its entirety, to read in its entirety as follows:

     FIRST: The name of the corporation is XM Satellite Radio Inc. (the "Corporation").

     SECOND: The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of the Corporation's registered agent at such address is the Corporation Service Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of stock the Corporation has the authority to issue is 3,000 shares of Common Stock, $0.10 par value per share.

     FIFTH: Elections of directors need not be by written ballot. The books of the Corporation may be kept (subject to any provision contained in the General Corporation Law of the State of Delaware or other applicable states) outside the
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State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation.

     SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend, change, add to or repeal the bylaws of the Corporation. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the statutes of Delaware, this Restated Certificate of Incorporation, and any bylaws adopted by the stockholders; provided, however, that no bylaws hereafter adopted by the stockholders shall
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invalidate any prior act of the directors which would have been valid if such bylaws had not been adopted.

     SEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any clients of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation in accordance with the laws of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation in accordance with the laws of Delaware order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

     EIGHTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which such director derived an improper personal benefit. No amendments to or repeal of this Article EIGHTH shall adversely affect any right or protection of any director of the Corporation
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existing at the time of such amendment or repeal for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     NINTH: The Corporation shall indemnify to the full extent authorized or permitted by the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or by reason of the fact that such director or officer is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, domestic or foreign, against expenses (including attorneys' fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, rule or proceeding, and shall advance expenses incurred by any such officer or director in defending any such action, suit or proceeding to the full extent authorized or permitted by the laws of the State of Delaware upon receipt of an undertaking that he is not entitled to be indemnified by the Corporation as authorized by Section 145 of the General Corporation Law of the State of Delaware. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No amendment to or repeal of this Article
NINTH shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

     TENTH: The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

     ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders are granted subject to this reservation.

     4. The foregoing Restated Certificate of Incorporation has been duly approved by the required vote of the stockholders in accordance with the original Certificate of Corporation of American Mobile Radio Corporation and the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

     IN WITNESS HEREOF, XM Satellite Radio Inc. has caused this Restated Certificate of Incorporation to be signed by its Senior Vice President, General Counsel and Secretary, Joseph M. Titlebaum, this 7th day of October, 1999.

                              XM SATELLITE RADIO INC.

                              /s/ Joseph M. Titlebaum
                              -----------------------
                              Name:  Joseph M. Titlebaum
                              Title:  Senior Vice President,
                              General Counsel and Secretary